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                                                                    EXHIBIT 23.1

       The consolidated financial statements of Dick's Sporting Goods, Inc. included elsewhere in the Registration Statement have been prepared to give effect to the completion of a 2.34-for-1 split of the Company's outstanding common stock (as described in Note 15) which will take place on the effective date of the offering. On the effective date of the offering, we expect to be able to issue the following consent.

                         INDEPENDENT AUDITORS' CONSENT

       "We consent to the use in the Registration Statement of Dick's Sporting Goods, Inc. on Form S-1 of our reported dated July 1, 2002 (September 10, 2002 as to Note 15) appearing in the Prospectus, which is part of this Registration Statement and of our report dated July 1, 2002 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

       We also consent to the reference to us under the heading "Experts" in such Prospectus.

Pittsburgh, Pennsylvania
September   , 2002"

/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania
September 10, 2002